Exhibit 22.1

Subsidiaries of Vista Outdoor Inc. as of the Distribution Date

All subsidiaries listed below are 100 % owned except where noted

Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Advanced Arrow S. de R.L. de C.V.	Mexico - Baja California
Bee Stinger, LLC	Delaware
Bolle (Canada) Incorporated	Canada - Nova Scotia
Bolle (N.Z.) Limited	New Zealand
Bolle America, Inc.	Delaware
Bolle Australia Pty Ltd	Australia
Bolle Inc.	Delaware
Bolle Protection SARL	France
Bushnell Corporation of Canada	Canada - Ontario
Bushnell Group Holdings, Inc.	Delaware
Bushnell Holdings, Inc.	Delaware
Bushnell Inc.	Delaware
Bushnell Outdoor Products Japan Limited	Japan
Bushnell Outdoor Products SAS	France
Bushnell Outdoor Products Spain, S.A.	Spain
Bushnell Performance Optics Asia Limited	Hong Kong
Bushnell Performance Optics Germany GmbH	Germany
Bushnell Performance Optics Italy S.r.l. (99% Ownership)	Italy
Bushnell Performance Optics Mexico S.A. de C.V.	Mexico - Mexico
Bushnell Performance Optics UK Limited	UK - England and Wales
Caliber Company	Delaware
Double Bull Archery, Inc.	Minnesota
Eagle Industries del Caribe, Inc.	Puerto Rico
Eagle Industries International, Inc.	Bahamas
Eagle Industries Unlimited, Inc.	Missouri
Eagle Mayaguez, LLC	Missouri
Eagle New Bedford, Inc.	Missouri
Federal Cartridge Company*	Minnesota
Front Line Defense International, Inc.	Puerto Rico
Gold Tip, LLC	Delaware
Michaels of Oregon Co.	Oregon
Mike’s Holding Company	Oregon
Millett Industries	California
Night Optics USA, Inc.	California
Old WSR, Inc.	Delaware
OPT Holdings, Inc.	Delaware
Optronics Products Company, Inc.	Oklahoma
Primos, Inc.	Mississippi
Ramco Industries, Inc.	Indiana
Savage Arms (Canada), Inc.	Canada - Ontario
Savage Arms, Inc.	Delaware
Savage Range Systems, Inc.	Delaware
Savage Sports Corporation	Delaware
Savage Sports Holdings, Inc.	Delaware
Serengeti Eyewear, Inc.	New York
Stoney Point Products Inc.	Minnesota
Tasco Holdings, Inc.	New York
Tasco Optics Corporation	New York

Tavister Limited	UK - England and Wales
Vista Commercial Ammunition Company Inc.	Delaware
Vista Commercial Ammunition Holdings Company Inc.	Delaware
Vista Outdoor Operations LLC	Delaware
Vista Outdoor Sales LLC	Delaware

*Federal Cartridge Company also does business as BLACKHAWK!, BLACKHAWK! MANUFACTURING; RCBS, and CCI/Speer